EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dan C. Tutcher, Principal Executive Officer of the Center Coast MLP & Infrastructure Fund (the “Fund”), certify that to my knowledge:

1.	The Form N-CSR of the Fund for the period ended May 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Dan C. Tutcher
Dan C. Tutcher
President and Principal Executive Officer
August 3, 2017

I, William H. Bauch, Principal Financial Officer of the Center Coast MLP & Infrastructure Fund (the “Fund”), certify that to my knowledge:

1.	The Form N-CSR of the Fund for the period ended May 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ William H. Bauch
William H. Bauch
Treasurer and Principal Financial Officer
August 3, 2017

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.